UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 6, 2010

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2010, Dean Foods Company (the “Company”) announced that Harrald F. Kroeker will no longer serve as President of the Company’s Fresh Dairy Direct division, effective October 6, 2010. The Company also announced that Christopher Sliva was promoted to Chief Commercial Officer of the Company effective October 6, 2010. In this new role, Mr. Sliva will have responsibility for directing the commercial strategy of both the Fresh Dairy Direct and Morningstar divisions’ sales and lines of business. Mr. Sliva, age 47, joined us in 2006 as Senior Vice President of Sales and Chief Customer Care Officer at our WhiteWave Foods Company subsidiary. In 2008, Mr. Sliva was promoted to Chief Operating Officer at our Morningstar division. Effective January 1, 2010, Mr. Sliva was promoted to President, Morningstar.

Mr. Kroeker will remain with the Company through November 30, 2010. In connection with his termination of employment, Mr. Kroeker will receive severance benefits pursuant to the Company’s Amended and Restated Executive Severance Plan, which are set forth in Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

The press release containing these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on October 6, 2010, the Compensation Committee of the Company’s Board of Directors approved grants of restricted stock units to Gregg A. Tanner, the Company’s Executive Vice President and Chief Supply Chain Officer. Such grants will be made in the amounts, and on the dates, as set forth below. Also set forth below is the respective vesting date of each of the grants.

Grant Date	RSU Amount	Vesting Date

December 1, 2010	25,000	November 1, 2012

December 1, 2011	8,000	November 1, 2012

December 1, 2012	8,000	December 1, 2013

December 1, 2013	15,000	December 1, 2014

December 1, 2014	15,000	December 1, 2015

December 1, 2015	15,000	December 1, 2016

December 1, 2016	25,000	December 1, 2017

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Dean Foods Company press release dated October 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated October 8, 2010.